UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 6, 2022

Agios Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-36014	26-0662915
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

88 Sidney Street, Cambridge, MA	02139
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 649-8600

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.001 per share	AGIO	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 6, 2022, upon the recommendation of the Compensation Committee of the Board of Directors (the “Board”) of Agios Pharmaceuticals, Inc. (the “Company”), the Board adopted the Amended and Restated Severance Benefits Plan (the “Amended Plan”), which amends and restates the Company’s Severance Benefits Plan (the “Original Plan”), which was filed with the Securities and Exchange Commission as Exhibit 10.1 to the Company’s Current Report on Form 8-K on April 22, 2016.

The Amended Plan provides for substantially the same severance payments and benefits as the Original Plan, except that it been revised to, among other things:

•	expand the definition of “C-Level Employee” to include any Company employee with a job title above Senior Vice President;

•

provide that any equity award to be granted after the effective date of the Amended Plan in connection with a Covered Employee’s (as defined in the Amended Plan) commencement of employment with the Company that vests solely based on the continued performance of services (the “New-Hire Equity Awards”) held by Covered Employees will, (A) in the event of (i) a Non-Change of Control Termination (as defined in the Amended Plan) or (ii) a termination on account of death or disability prior to a Change of Control, become vested with respect to the portion of the New-Hire Equity Award that would have vested during the one-year period following such termination of service, and (B) in the case of New-Hire Equity Awards that are stock options, be exercisable for a period of 12 months following the termination of service;

•

clarify that, in the event of a Change of Control Termination (as defined in the Amended Plan), (i) any equity award that vests solely based on the continued performance of services will vest upon such termination and (ii) any equity awards that vests based on the achievement of performance metric(s) shall be treated in accordance with the terms of the equity award agreement or the plan under which the award was granted; and

•

increase the length of the period in which any amendment or termination of the Amended Plan made after a Change of Control (as defined in the Amended Plan) shall not become effective from a one-year period in the Original Plan to a period of 18 months following the Change of Control in the Amended Plan.

The foregoing description of the Amended Plan does not purport to be complete and is qualified in its entirety by the full text of the Amended Plan, a copy of which is attached as Exhibit 10.1 hereto and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits:

The following exhibit is furnished herewith:

Exhibit No.	Description

10.1	Amended and Restated Severance Benefits Plan

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AGIOS PHARMACEUTICALS, INC.

Date: October 7, 2022	By:	/s/ Brian Goff
Brian Goff
Chief Executive Officer